SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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      (as permitted by Rule 14a-6(e)(2))
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  [ ] Soliciting Material Under Rule 14a-12

                               GraphOn Corporation
                               -------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                               GRAPHON CORPORATION
                               400 Cochrane Circle
                          Morgan Hill, California 95037


                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 30, 2002


To the Stockholders of
GraphOn Corporation:

      NOTICE IS GIVEN that the 2002 annual meeting of stockholders of GraphOn Corporation will be held at GraphOn's offices, 400 Cochrane Circle, Morgan Hill, California, on Monday, December 30, 2002 at the hour of 10:00 a.m., PST, for the following purposes:

    I. To elect one director to Class III of the board of directors to serve for a three-year term.

    II. To ratify the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2002.

    III. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on November 22, 2002 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          /s/ William Swain
                                          William Swain
                                          Secretary

Morgan Hill, California
November 27, 2002




Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

                               GRAPHON CORPORATION
                               400 Cochrane Circle
                          Morgan Hill, California 95037

                                 PROXY STATEMENT

                                  INTRODUCTION

      This proxy statement is being mailed on or about November 27, 2002 to all stockholders who held our common stock at the close of business on November 22, 2002 in connection with the solicitation by our board of directors of proxies for the 2002 annual meeting of stockholders to be held at our offices, 400 Cochrane Circle, Morgan Hill, California, on Monday, December 30, 2002, at 10:00 a.m., PST.

Solicitation of Proxies

      Who is soliciting my vote and how is the solicitation financed?

   This proxy solicitation is being made by GraphOn Corporation. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement, at the rate suggested by The Nasdaq Stock Market, Inc., of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specifically compensated for such services.

      When was the proxy statement mailed to stockholders?

   This proxy statement was first mailed to stockholders on or about November 27, 2002.

      Can I attend the meeting?

   All persons or entities who held shares of our common stock on November 22, 2002 can attend the meeting. If your shares are held through a broker and you would like to attend the meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker) and you will be permitted to attend the meeting.

Issues Submitted for Voting

      On what issues am I voting?

      o election of one director to Class III of the board of directors to serve for a three-year term; and

      o ratification of the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2002.

   Our board does not now know of any other matter that may be brought before the meeting.

      What if unanticipated business arises for vote at the meeting?

   In the event that any other matter should come before the meeting, or the director nominee should not be available for election, the persons named as proxy will have authority to vote, in their discretion, all proxies not marked to the contrary as they deem advisable.

Manner of Voting

      How do I cast my vote?

   Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominee as well as FOR the one other proposal.

      What if my shares are held through a bank or broker?

   Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker.

      May I revoke my proxy?

   Any stockholder may revoke his or her proxy, whether (s)he votes by mail or the Internet, at any time before the meeting, by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy, or by attending the meeting and voting in person.

      Who will count the votes?

   Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes.

      Is my vote confidential?

   Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer company and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer company to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

Votes Required

      How many shares can vote?

   Only stockholders who owned our common stock as of November 22, 2002 can cast votes on the proposals raised at this annual meeting. The total number of shares of our common stock outstanding as of the November 22, 2002 record date was 17,540,720. Our common stock is the only class of securities entitled to vote, each share being entitled to one non-cumulative vote. A list of stockholders of record as of November 22, 2002 will be available at our offices, 400 Cochrane Circle, Morgan Hill, California, for a period of ten days prior to the meeting and at the meeting itself, for examination by any stockholder.

      How many shares are required for the adoption of a proposal?

   A majority of the shares of our common stock outstanding and entitled to vote as of November 22, 2002 constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business.

   The Class III director will be elected by a plurality of the votes cast at the meeting. To be adopted the proposal to ratify the selection of BDO Seidman, LLP as our independent auditors must receive the affirmative vote of more than 50% of the shares voting on the matter.

   If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes (proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares) will be counted as part of the quorum. However, broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Abstentions will be counted in the tabulation of votes cast on each of the proposals presented. An abstention has the same effect as a vote AGAINST a proposal.

Stockholder Proposals for the 2003 Annual Meeting

      When are stockholder proposals for the 2003 annual meeting due?

   All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to William Swain, our Secretary, at our address prior to July 30, 2003.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

      The members of our board of directors are divided into three classes. The members of one class are elected at each annual meeting of stockholders to hold office for a three-year term and until successors of such class members have been elected and qualified. The respective members of each class are set forth below:

 o  Class I:   Michael Volker (one person; term expires 2003)
 o  Class II:  Robert Dilworth and August Klein (two persons; terms expire 2004)
 o  Class III: Gordon M. Watson (current nominee; term expires 2002)

      One director is to be elected at this meeting to serve for a term of three years or until his respective successor is elected and qualified.

Nominee for Election at the 2002 Annual Meeting (to a three-year term expiring in 2005)

      The following sets forth information concerning the nominee:

      Gordon M. Watson has served as one of our directors since April 2002. In 1997 Mr. Gordon founded Watson Consulting, LLC, a consulting company for early stage technology companies, and has served as its President since its inception. From 1996 to 1997 he served as Western Regional Director, Lotus Consulting of Lotus Development Corporation. From 1988 to 1996, Mr. Watson held various positions with Platinum Technology, Incorporated, most recently serving as Vice President Business Development, Distributed Solutions. Earlier positions include Senior Vice President of Sales for Local Data, Incorporated, President, Troy Division, Data Card Corporation, and Vice President and General Manager, Minicomputer Division, Computer Automation, Incorporated. Mr. Watson also held various executive and director level positions with TRW, Incorporated, Varian Data Machines, and Computer Usage Company. Mr. Watson holds a Bachelors of Science degree in electrical engineering from the University of California at Los Angeles. Mr. Watson is also a director of DPAC Technologies.

Current Director Whose Term Expires in 2003 (Class I)

       Michael Volker has served as one of our directors since July 2001. Mr. Volker has been, since 1996, Director of the Industry Liaison Office, which has primary responsibility for the transfer of technology at Simon Fraser University. From 1996 to 2001, Mr. Volker was Chairman of the Vancouver Enterprise Forum, a non-profit organization dedicated to the development of British Columbia's technology enterprises. From 1991 to 1996, Mr. Volker was Chief Executive Officer and Chairman of the Board of Directors of RDM Corporation, a publicly-listed company Mr. Volker founded in 1987. RDM is a developer of specialized hardware and software products for both Internet electronic commerce and paper payment processing. From 1988 to 1992, Mr. Volker was Executive Director of BC Advances Systems Institute, a hi-tech research institute, and currently continues as a Trustee of BC as well a member of various charitable and educational boards. Prior to 1988, Mr. Volker had been active in various early stage businesses as a founder, investor, director and officer. Mr. Volker holds a Master of Applied Science and a Professional Engineer designation from the University of Waterloo.

Current Directors Whose Terms Expire in 2004 (Class II)

      Robert Dilworth has served as one of our directors since July 1998 and was appointed Chairman in December 1999. In January 2002, Mr. Dilworth was appointed Interim Chief Executive Officer upon the termination, by mutual agreement, of our former Chief Executive Officer, Walter Keller. From 1987 to 1998, he served as the Chief Executive Officer and Chairman of the Board of Metricom, Inc., a leading provider of wireless data communication and network solutions. Prior to joining Metricom, from 1985 to 1988, Mr. Dilworth served as President of Zenith Data Systems Corporation, a microcomputer manufacturer. Earlier positions included Chief Executive Officer and President of Morrow Designs, Chief Executive Officer of Ultramagnetics, Group Marketing and Sales Director of Varian Associates Instruments Group, Director of Minicomputer Systems at Sperry Univac and Vice President of Finance and Administration at Varian Data Machines. Mr. Dilworth is also a director of eOn Communications, Mobility Electronics, Transcept Corporation, Yummy Interactive and Get2Chip.com, Inc.

      August P. Klein has served as one of our directors since August 1998. Mr. Klein has been, since 1995, the founder, and Chairman of the Board of JSK Corporation. Mr. Klein was also Chief Executive Officer of JSK Corporation from 1995 to 2002. From 1989 to 1993, Mr. Klein was founder and Chief Executive Officer of Uniquest, Inc., an object-oriented application software company. From 1984 to 1988, Mr. Klein served as Chief Executive Officer of Masscomp, Inc., a developer of high performance real time mission critical systems and UNIX-based applications. Mr. Klein has served as Group Vice President, Serial Printers at Data Products Corporation and President and Chief Executive Officer at Integral Data Systems, a manufacturer of personal computer printers. From 1957 to 1982, he was General Manager of the Retail Distribution Business Unit and Director of Systems Marketing at IBM. Mr. Klein is a director of QuickSite Corporation and has served as a trustee of the Computer Museum in Boston, Massachusetts since 1988. Mr. Klein holds a B.S. in Mathematics from St. Vincent's College.

Executive Officer that is not a Director

      William Swain has served as our Chief Financial Officer and Secretary since March 2000. Mr. Swain was a consultant from August 1998 until February 2000, working with entrepreneurs in the technology industry in connection with the start-up and financing of new business opportunities. Mr. Swain was Chief Financial Officer and Secretary of Metricom Inc., from January 1988 until June 1997, during which time he was instrumental in private financings as well as Metricom's initial public offering and subsequent public financing activities. He continued as Senior Vice President of Administration with Metricom from June 1997 until July 1998. Prior to joining Metricom, Mr. Swain held top financial positions with leading companies in the computer industry, including Morrow Designs, Varian Associates and Univac. Mr. Swain holds a Bachelors degree in Business Administration from California State University of Los Angeles and is a Certified Public Accountant in the State of California.

      Executive officers are elected annually by our board to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

Board and Committee Meetings

      During 2001, our board met a total of five times. All of our then directors attended all of the board and committee meetings during 2001, either in person or by electronic means.

      We have established an audit committee that recommends the selection of the independent auditors, reviews our annual audited financial statements and oversees our system of internal controls. The audit committee currently consists of three directors: Messrs. Klein, Volker and Watson. The audit committee met three times during 2001.

      We have established a compensation committee that reviews and approves the compensation and benefits for our executive officers, administers our stock plans and performs other duties as may from time to time be determined by our board. The compensation committee currently consists of two directors: Messrs. Dilworth and Klein. The compensation committee met twice during 2001.

      We have not established a nominating committee. Nominees for election as directors are selected by our board.

Compensation of Directors

      During the year ended December 31, 2001, directors who were not otherwise our employees were compensated at the rate of $1,000 for attendance at each meeting of our board, $500 for attendance at each meeting of a board committee, and a $1,500 quarterly retainer. Additionally, outside directors are granted stock options periodically, typically on a yearly basis.

Board Recommendation

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE TO SERVE AS A CLASS III DIRECTOR.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information for the fiscal years ended December 31, 2001, 2000 and 1999 concerning compensation we paid to our Chief Executive Officer and our other executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2001.

                                                                                   Long Term
                                                       Annual Compensation        Compensation
                                                    ---------------------------  --------------
                                                                                   Number of
                                                                                   Shares of
                                                                                  Common Stock
                                     Fiscal                                        Underlying        All Other
    Name and Principal Position        Year          Salary            Bonus        Options        Compensation (1)
Walter Keller (2)                      2001          $244,231              -          80,000                 -
President and Chief                    2000          $176,590        $45,940               -            $1,000
Executive Officer                      1999          $140,000              -         150,000                 -

Robin Ford (3)                         2001          $146,538              -          60,000                 -
Executive Vice President,              2000          $141,860        $30,625               -            $1,000
Marketing and Sales                    1999          $130,000              -         150,000                 -

William Swain (4)                      2001          $117,785              -         135,000            $1,000
Chief Financial Officer and            2000          $132,100        $28,715         245,000            $1,000
Secretary                              1999                 -              -               -                 -

George Phillips (5)                    2001          $258,731              -          15,000            $1,000
Vice President-World Wide              2000          $ 47,154              -         125,000                 -
Sales                                  1999                 -              -               -                 -
------------------------------------------------------------------------------------------------------------------

(1) Company matching contributions to our 401(k) plan.
(2) Our employment of Walter Keller, was terminated by mutual agreement as of January 10, 2002. By agreement dated January 28, 2002, we paid Mr. Keller the sum of $337,500 in exchange for his release of any and all claims against us, including but not limited to those relating to his employment agreement dated February 7, 2001.
(3) Our employment of Robin Ford, Mr. Keller's spouse, was terminated by mutual agreement as of January 10, 2002. By agreement dated January 28, 2002, we paid Ms. Ford the sum of $162,500 in exchange for her release of any and all claims against us, including but not limited to those relating to her employment agreement dated February 7, 2001.
(4) Mr. Swain joined our company in March 2000.
(5) Mr. Phillips left our employ on May 17, 2002.

Option Grants in Last Fiscal Year

      The following table shows the stock option grants made to the executive officers named in the Summary Compensation Table during the 2001 fiscal year:

                                                              Per Cent of Total
                                 Number of Shares of         Options Granted to         Per Share
                               Common Stock Underlying            Employees             Exercise
            Name                 Options Granted (1)           In Fiscal Year           Price (2)     Expiration Date
     Walter Keller                      30,000                       2.9%                $   1.34           (3)
                                        50,000                       4.8%                $   0.91           (3)
     Robin Ford                         30,000                       2.9%                $   1.34           (3)
                                        30,000                       2.9%                $   0.91           (3)
     William Swain                     135,000                      12.9%                $   1.34        01/02/11
     George Phillips                    15,000                       1.4%                $   0.94           (3)

---------------------------------------------------------------------------------------------------------------------

(1) Options are immediately exercisable upon issuance to the optionee.
(2) Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the closing sales price reported on the Nasdaq Stock Market on the date of grant.
(3) Our employment of Mr. Keller and Ms. Ford was terminated by mutual agreement as of January 10, 2002. Mr. Phillips left our employ on May 17, 2002. In accordance with the terms of our 1998 Stock Option/Stock Issuance Plan, granted options are subject to earlier termination following three months after the optionee's cessation of service with us.

Fiscal Year-End Option Values

      The following table shows information with respect to unexercised stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2001. No options held by such individuals were exercised during 2001.

                              Number of Shares of Common           Value of Unexercised
                             Stock Underlying Unexercised          In-the-Money Options
                           Options at December 31, 2001 (1)      at December 31, 2001 (2)
   Name                   Exercisable          Unexercisable    Exercisable   Unexercisable
Walter Keller               230,000                 -                -              -
Robin Ford                  210,000                 -                -              -
William Swain               380,000                 -                -              -
George Phillips             140,000                 -                -              -

-------------------------------------------------------------------------------------------

(1) Shares issued upon exercise of the options are subject to GraphOn's repurchase, which right lapses in 33 equal monthly installments beginning three months after the date of the grant.
(2) The per share exercise price of each of the unexercised stock options set forth in the table above exceeded $0.66, the fair market value of a share of GraphOn's common stock as of December 31, 2001.

Employment Agreements

      We entered into employment agreements, dated February 7, 2001, with Mr. Keller and Ms. Ford that provided for a term of two years, annual base salaries of $250,000 and $150,000, respectively, and eligibility to receive bonuses. Our employment of Mr. Keller and Ms. Ford was terminated by mutual agreement as of January

10, 2002. We paid $337,500 and $162,500 to Mr. Keller and Ms. Ford, respectively, in exchange for their release of any and all claims against us, including, but not limited to those relating to their employment agreements. Mr. Keller and Ms. Ford are husband and wife and were the cofounders of our company.

Compensation Committee Interlocks

      During the year ended December 31, 2001, the following officer and former officer participated in discussions concerning executive compensation: William Swain and Walter Keller. Each of the named participants recused himself in discussions concerning his own compensation.

                            REPORT OF AUDIT COMMITTEE

      During fiscal 2000, the audit committee of GraphOn Corporation developed a charter for the committee, which was approved by the full board on May 2, 2000.

o The committee is charged with monitoring the preparation of annual financial reports by GraphOn's management, including discussions with GraphOn's management and GraphOn's outside auditors about draft annual financial statements and significant accounting and reporting matters;
o The committee is responsible for matters concerning GraphOn's relationship with GraphOn's outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to GraphOn; and determining whether the outside auditors are independent (based in part of the annual letter provided to GraphOn pursuant to Independence Standards Board Standard No. 1); and
o The committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

      The committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee's charter.

      In overseeing the preparation of GraphOn's financial statements, the committee met with both GraphOn's management and GraphOn's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. GraphOn's management advised the committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the committee discussed the statements with both management and outside auditors. The committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      With respect to GraphOn's outside auditors, the committee, among other things discussed with BDO Seidman, LLP matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

      On the basis of these reviews and discussions, the committee recommended to the GraphOn board of directors that it approve the inclusion of GraphOn's audited financial statements in GraphOn's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

                                          THE AUDIT COMMITTEE

                                          August P. Klein, Chairman
                                          Michael Volker
                                          Gordon M. Watson

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information, as of November 22, 2002, based upon information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock held by:

o each director;
o each person known by us to beneficially own 5% or more of its common stock;
o each executive officer named in the summary compensation table; and
o all directors and executive officers as a group:

      Unless otherwise indicated, the address for each stockholder is c/o GraphOn Corporation, 400 Cochrane Circle, Morgan Hill, California 95037.

                                             Number of Shares of Common
Name and Address Beneficial Owner            Stock Beneficially Owned (1)   Percent of Class
Spencer Trask & Co.
  535 Madison Avenue, 18th Floor
  New York, NY 10022                               1,343,704 (2)                  7.5%
Corel Corporation
  1600 Carling Avenue
  Ottawa, Ontario
  K1Z 8R7, Canada                                  1,193,824 (3)                  6.8%
Robert Dilworth                                      473,820 (4)                  2.6%
August P. Klein                                      183,260 (5)                  1.0%
Michael Volker                                       110,700 (6)                   *
William Swain                                        389,000 (7)                  2.2%
Gordon Watson                                         40,000 (8)                   *
All current executive officers and
  directors as a group (5 persons)                 1,196,780 (9)                  6.5%

-------------------------------------------------------------------------------------------

*   Denotes less than 1%.
(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock. With respect to each stockholder, any shares issuable upon exercise of all options and warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of April 19, 2002 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentage ownership of our common stock is based on 17,540,720 shares of our common stock outstanding as of November 22, 2002.
(2) Based on information contained in a Schedule 13G filed by Kevin Kimberlin on February 15, 2002, Mr. Kimberlin is the general partner of Kevin Kimberlin Partners LP ("KKP"), and is the controlling stockholder of Spencer Trask & Co. ("STC"), which controls Spencer Trask Ventures, Inc. ("STVI"). Of such amount, KKP holds 815,801 shares of common stock and warrants to purchase 64,269 shares of common stock; STC holds 44,500 shares of common stock and warrants to purchase 216,490 shares of common stock; and STVI holds 184,807 shares of common stock and warrants to purchase 5,576 shares of common stock. Additionally, Mr. Kimberlin holds warrants to purchase 12,261 shares of common stock.
(3) Based on information contained in a Schedule 13D filed by Corel Corporation on June 26, 2000.
(4) Includes 360,000 shares of common stock issuable upon the exercise of outstanding options.
(5) Includes 32,500 shares of common stock issuable upon exercise of outstanding options.

(6) Includes 10,000 shares of common stock issuable upon exercise of outstanding options.
(7) Includes 380,000 shares of common stock issuable upon exercise of outstanding options.
(8) Reflects 40,000 shares of common stock issuable upon exercise of outstanding options.
(9) Includes 822,500 shares of common stock issuable upon exercise of outstanding options.

Compliance with Section 16(a) of Securities Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the year ended December 31, 2001, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with except that Robert Dilworth was not timely in his filing of one monthly report of one transaction.

                                   PROPOSAL II

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Our board has selected BDO Seidman, LLP to audit its accounts for the fiscal year ending December 31, 2002. Such firm, which has served as our independent auditors since 1998, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our company.

      Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of BDO Seidman, LLP as our independent auditors.

      A representative of BDO Seidman, LLP is expected to attend the special meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

      Fees billed by BDO Seidman, LLP for fiscal 2001:

Audit Fees:..................................................................        $  129,000
Financial Information System Design and Implementation Fees:.................        $        -
All other fees: (1)..........................................................        $    5,000
                                                                                     ----------
                                                                                     $  134,000

      (1) Included in "All other fees" are fees for consultation on accounting and financial reporting matters and tax services.

Board Recommendation

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF BDO SEIDMAN, LLC AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                            ACCOMPANYING INFORMATION

      Accompanying this proxy statement is a copy of our annual report to stockholders for our fiscal year ended December 31, 2001. Such annual report includes our audited financial statements for the three fiscal years ended December 31, 2001.

                                GRAPHON CORPORATION

                                400 Cochrane Circle
                           Morgan Hill, California 95037

           This Proxy is Solicited on Behalf of the Board of Directors.

   The undersigned hereby appoints Robert Dilworth and William Swain as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of GraphOn Corporation (the "Company") held of record by the undersigned on November 22, 2002, at the Annual Meeting of Stockholders to be held on December 30, 2002 or any adjournment thereof.


  This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals I and II.

                          (To Be Signed on Reverse Side)

                          Please date, sign and mail your
                       proxy card back as soon as possible!

                          Annual Meeting of Stockholders
                                GRAPHON CORPORATION

                                 December 30, 2002

                  Please Detach and Mail in the Envelope Provided

A [X]  Please mark your votes as in this example.

                            FOR      WITHHELD
                          Nominee  From Nominee
  I.  Election of Director   [ ]        [ ]       Nominee: Gordon M. Watson

                                                   FOR  AGAINST  ABSTAIN
 II.  To ratify the selection of BDO Seidman, LLP  [ ]    [ ]      [ ]
      as the Company's independent auditors for the fiscal year ended December 31, 2002.

III.  To transact such other business as may properly come before the meeting.


Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Signature(s) ________________ _________________________ Dated: ___________, 2002
                              SIGNATURE IF HELD JOINTLY

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.